UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 20, 2021

PREMIER HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-53824 (Commission File Number)	88-0344135 (IRS Employer Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices and zip code)

(949) 260-8070

(Registrant's telephone number including area code)

Not Applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events

A.	SEC Case

On January 20, 2021, in SEC vs. Premier Holding Corp., et.al.., Case No. 8:18-cv-00813-CJC, the United States District Court for the Central District of California entered an order of judgment against Premier and our CEO, Mr. Randall Letcavage (the “Order”).  Premier and Mr. Letcavage are currently working with their attorneys to appeal the Order and stay its enforcement.

The Order against Premier and Mr. Letcavage provides for a permanent injunction against Premier and Mr. Letcavage from violating the federal securities laws in the future, plus joint and several monetary liability for Premier and Mr. Letcavage of approximately $8,000,000.  The judgment also provides for a 5-year Penny Stock and Officer and Director bar for Mr. Letcavage, and as a result, he has resigned his positions as Chairman of the Board of Directors and Chief Executive Officer pending the successful overturning of these bars, if any, on appeal.

Premier and Mr. Letcavage intend to file a petition for an immediate appeal of the Order’s injunction and officer and director and penny stock bars against Mr. Letcavage and Premier Order with the Ninth Circuit Court of Appeals (the “Appeal”) since the Company and Mr. Letcavage believe that the Order was decided incorrectly as a matter of law.

Premier and Mr. Letcavage continue to vigorously deny the SEC’s allegations upon which the District Court’s judgment was based.

The Company reserves the right to amend or modify this form 8-K upon the receipt of additional information or otherwise.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors, Officers

On January 27, 2021, the Company’s Board of Directors (the “Board) appointed Scott Dinsmoor a Director of the Company. Also, on January 27, 2021 Randall Letcavage submitted to the Board notice of his resignation from his position as Chief Executive Officer of the Company, and as a director of the Board, with such resignations to be effective immediately. The Board accepted Mr. Letcavage’s resignation on January 27, 2021. Mr. Letcavage resigned because of an officer and director and penny stock bar ordered by the U.S. District Court for the Central District of California in Case No: 8:18-00813-CJC-KESx, SEC v. Premier Holding Corp., et. al. Additionally, on January 27, 2021, the Board appointed Scott Dinsmoor as Chief Executive Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORPORATION

By:	/s/ Scott Dinsmoor
Name:	Scott Dinsmoor
Title:	CEO

Dated: February 16, 2021

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